EXHIBIT 99.1

Terra Tech Subsidiary, Edible Garden, to Supply Organic Herbs to Hannaford Supermarket and Sweetgreen Restaurants

Irvine, CA – October 4, 2017 – Terra Tech Corp. (OTCQX: TRTC) (“Terra Tech” or the “Company”) today announced that its subsidiary, Edible Garden, a nationwide provider of fresh, locally-grown herbs and leafy greens, has been selected by two new customers, Hannaford supermarket and Sweetgreen restaurants, to supply organic fresh herbs to selected retail outlets. Hannaford was founded in 1883 as a fresh produce vendor in Portland, Maine, and is now a major supermarket chain with over 180 stores servicing the New England area. Sweetgreen is an established restaurant, founded in 2007, with over 75 locations across eight states. The first orders of Edible Garden’s organic herbs to both new customers were shipped in late September, 2017.

Edible Garden’s line of USDA Certified Organic herbs uses cutting edge technology and sustainable, all-natural growing practices. All the herbs are non-GMO and GFSI Certified, deliver on Edible Garden’s commitment to using the safest standards and most energy efficient technologies available, allowing consumers to experience superior-quality, nutrient-dense produce, free of contaminants and pesticides.

Derek Peterson, CEO of Terra Tech, commented, “Edible Garden continues to expand its footprint throughout the U.S. adding more trusted customers to our family of stores. Securing purchase orders from customers such as Hannaford and Sweetgreen restaurants, which are known for their commitment to high quality and natural foods, expands our distribution into food service and new regions while reinforcing our brand message.

“Similar to Edible Garden, Hannaford has a commitment to carrying local products and places sustainability and healthy communities at the center of its strategy. Sweetgreen values transparency around what’s in your food and where it comes from, preferring to partner with those who support sustainable farming and traceability. Edible Garden’s growing reputation for employing ethical production practices, while maintaining maximum flavor, freshness, and nutrient content, has enabled it to secure reputable customers such as these as we capitalize on the growth in the health and wellness industry.”

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About Edible Garden

Founded on the importance of providing consumers with healthy and natural products, Edible Garden is a national brand grown by a co-op of local growers of fresh, hydroponic herbs and produce. Grown 100% natural, USDA Certified Organic, Non-GMO Project Verified, and delivered to your local supermarket with the root system still intact, allows Edible Garden to produce a consistently excellent product while continuously striving to make it better every single day, both for its customers and for the planet. To learn more about Edible Garden go to http://www.ediblegarden.com/

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About Terra Tech

Terra Tech Corp. (OTCQX: TRTC) operates through multiple subsidiary businesses including: Blüm, IVXX Inc., Edible Garden, and MediFarm LLC. Blüm’s retail and medical cannabis facilities provide the highest quality medical cannabis to patients who are looking for alternative treatments for their chronic medical conditions as well as premium cannabis to the adult-use market in Nevada. Blüm offers a broad selection of cannabis products including; flowers, concentrates and edibles through its Oakland, CA and multiple Nevada locations. IVXX, Inc. is a wholly-owned subsidiary of Terra Tech that produces cannabis-extracted products for regulated medical cannabis dispensaries throughout California and medical and adult-use dispensaries in Nevada. The Company’s wholly-owned subsidiary, Edible Garden, cultivates a premier brand of local and sustainably grown hydroponic produce, sold through major grocery stores such as ShopRite, Walmart, Winn-Dixie, Raley's, Meijer, Kroger, Stop & Shop and others nationwide. Terra Tech’s MediFarm LLC subsidiaries are focused on medical and adult-use cannabis cultivation and permitting businesses throughout Nevada.

For more information about Terra Tech Corp visit: http://www.terratechcorp.com/

For more information about IVXX visit: http://ivxx.com/

For more information about Blüm Nevada visit: http://letsblum.com

For more information about Blüm Oakland visit: http://blumoak.com/

Visit us on Facebook @ https://www.facebook.com/terratechcorp/timeline

Follow us on Twitter @terratechcorp

For more information about Edible Garden visit: http://www.ediblegarden.com/

Visit Edible Garden on Facebook @ https://www.facebook.com/ediblefarms?fref=ts

Visit IVXX on Facebook @ https://www.facebook.com/ivxxbrand?fref=ts

Cautionary Language Concerning Forward-Looking Statements

Statements in this press release may be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipate”, “believe”, “estimate”, “expect”, “intend” and similar expressions, as they relate to the company or its management, identify forward-looking statements. These statements are based on current expectations, estimates and projections about the company’s business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and probably will, differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including those described above and those risks discussed from time to time in Terra Tech Corp.’s filings with the Securities and Exchange Commission. In addition, such statements could be affected by risks and uncertainties related to Terra Tech Corp.’s (i) product demand, market and customer acceptance of its equipment and other goods, (ii) ability to obtain financing to expand its operations, (iii) ability to attract qualified sales representatives, (iv) competition, pricing and development difficulties, (v) general industry and market conditions and growth rates and general economic conditions. Any forward-looking statements speak only as of the date on which they are made, and the company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release. Information on Terra Tech Corp.’s website does not constitute a part of this release.

Contact

Philip Carlson

KCSA Strategic Communications

TRTC@kcsa.com

212-896-1238

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